Exhibit 10.6

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, as buyer (“Buyer”),

and

PENNYMAC CORP., as seller (“Seller”),

AMENDMENT NO. 2

dated as of September 27, 2018

to the

MASTER REPURCHASE AGREEMENT

dated as of August 18, 2017

Amendment No. 2 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 2 to Master Repurchase Agreement, dated as of September 27, 2018 (this “Amendment”), is entered into by and among Deutsche Bank AG, Cayman Islands Branch (“Buyer”) and PennyMac Corp. (“Seller”).  Any capitalized terms not defined herein shall have the meaning assigned to such term in the Master Repurchase Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain Master Repurchase Agreement, dated as of August 18, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Original Agreement”);

WHEREAS, the parties hereto entered into that certain Amendment No. 1 to the Master Repurchase Agreement, dated as of April 17, 2018 (“Amendment No. 1,” and together with the Original Agreement, the “Master Repurchase Agreement”);

WHEREAS, the parties hereto desire to modify the Master Repurchase Agreement as described below;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.Amendment.

(a)Schedule 1 of the Master Repurchase Agreement is hereby amended by deleting representation and warranty (o) in its entirety and replacing it with the following

(o) LTV.  No Mortgage Loan has an LTV greater than 100%, unless otherwise eligible for sale or securitization under the applicable Agency Guide.  Each Mortgage Loan which is required to be subject to a Primary Insurance Policy pursuant to the Agency Guide of the applicable Agency is and will be subject to such a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by such Agency.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

(b)Schedule 1 of the Master Repurchase Agreement is hereby amended by deleting the definition of “Qualified Insurer” in its entirety and replacing it with the following:

“Qualified Insurer” means (a) an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae, Freddie Mac, or FHA, as applicable, and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best’s with respect to hazard and flood insurance or (b) in the case of an enterprise paid mortgage insurance program, Fannie Mae.

Section 2.Conditions to Effectiveness of this Amendment.

(a)This Amendment shall become effective upon the execution and delivery of this Amendment by all parties hereto (the “Amendment Effective Date”).

(b)Effect of Amendment.  Except as expressly amended and modified by this Amendment, all provisions of the Master Repurchase Agreement shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein.  This Amendment shall be effective as of the Amendment Effective Date upon the satisfaction of the conditions precedent set forth in this Section 2 and shall not be effective for any period prior to the Amendment Effective Date.  After this Amendment becomes effective, all references in the Master Repurchase Agreement to “this Master Repurchase Agreement,” “hereof,” “herein” or words of similar effect referring to the Master Repurchase Agreement shall be deemed to be references to the Master Repurchase Agreement, as amended by this Amendment.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Master Repurchase Agreement other than as set forth herein.

Section 3.Expenses. Seller hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Master Repurchase Agreement, Seller shall be responsible for the payments of the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to Buyer incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.

Section 4.Representations; Ratifications Covenants.

(a)In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents and warrants to Buyer that as of the date hereof, Seller is in compliance in all material respects with all of the terms and conditions of the Master Repurchase Agreement, as to which compliance is required as of the date hereof, and no Default or Event of Default has occurred and is continuing under the Master Repurchase Agreement.

(b)The parties hereto ratify all terms of the existing Master Repurchase Agreement other than those amended hereby, and ratify those provisions as amended hereby.

Section 5.Entire Agreement.  The Master Repurchase Agreement, as amended by this Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 6.Successors and Assigns.  This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

Section 7.Section Headings.  The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Master Repurchase Agreement or any provision hereof or thereof.

Section 8.GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

Section 9.Counterparts.  This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile or e-mail transmission (e.g. “pdf” or “tif”), each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH,
as Buyer

By:	/s/ Genevieve Nestor
Name:	Genevieve Nestor
Title:	Managing Director

By:	/s/ Timothy P.F. Crowley
Name:	Timothy P F. Crowley
Title:	Director

PennyMac CORP., as Seller

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer